UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2004

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, CA		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On September 24, 2004, Anadys Pharmaceuticals, Inc. ("the Company") executed a promissory note in the amount of $1,067,730 in favor of General Electric Capital Corporation ("GE Capital") to finance eligible equipment and tenant improvements under its credit facility with GE Capital. Under the terms of the promissory note, the Company will make 48 monthly payments with a fixed interest rate of 8.56%. The promissory note is collateralized by the eligible equipment and tenant improvements acquired by the loan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Heidi Henson has resigned from her position as Director of Finance and Principle Accounting Officer, effective September 28, 2004. Ms. Henson's responsibilities as Principle Accounting Officer will be assumed by Michael J. Kamdar, Senior Vice President, Corporate Development and Finance, until a suitable replacement is appointed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc. (Registrant)

September 30, 2004	By:	Michael J. Kamdar

Name: Michael J. Kamdar
Title: Senior Vice President, Corporate Development and Finance